Exhibit 10.2

SECURITY AGREEMENT - PLEDGE

THIS SECURITY AGREEMENT - PLEDGE (this "Agreement") dated November 30, 2012 is executed by RUBICON FINANCIAL, INCORPORATED, a Nevada corporation whose address is 18870 MacArthur Boulevard, First Floor, Irvine, CA 92612 ("Debtor") and GORDON and ADELE BINDER, COMMUNITY PROPERTY, whose address is 225 S. Lake Avenue, Suite 300, Pasadena, CA 91101 (“Secured Party”).

SECTION 1. CREATION OF SECURITY INTEREST

Debtor hereby grants to Secured Party a security interest in the property described in Section 2 of this Agreement (the "Collateral") to secure performance and payment of (i) that certain Term Note (the "Note") dated of even date herewith, executed by Debtor and payable to the order of Secured Party, in the original principal amount of $726,500,00, being payable in the manner provided therein; (ii) all renewals and extensions of the Note; and (iii) all obligations of Debtor under this Agreement and any related instrument or agreement (all of the foregoing described in this Section 1 is referred to herein as the "Secured Indebtedness").

SECTION 2. COLLATERAL

The Collateral of this Agreement is, among other things,  Debtor's stock ownership in Newport Coast Securities, Inc., a California corporation (“Stock") including, other than Restricted Payments as defined in the Note, all distributions, whether paid in cash, shares of stock, new securities, or other property, and whether liquidating distributions or otherwise, which Debtor may hereafter become entitled to receive on account of the Pledged Interest, and all proceeds consisting of goods and intangible personal property.  The inclusion of proceeds in this Agreement does not authorize Debtor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized by this Agreement.  Debtor shall deliver to Secured Party the original stock certificates, together with a blank endorsement, on or before the date of this Agreement.  Debtor has also pledged as Collateral all of its assets, including, but not limited to, real property, goods, accounts, documents, instruments, money, deposit accounts, chattel paper and general intangibles, contract rights, inventory (as those terms are defined in the Uniform Commercial Code from time to time in effect in the State of California (collectively, the “Pledged Interest”).

SECTION 3. DEBTOR'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Debtor represents, warrants and agrees that:

3.1. Title; Authority.  Except for the security interests granted hereby, Debtor is the legal and equitable owner of the Stock, free and clear of all liens, security interests and encumbrances.  Debtor has the full and lawful authority to pledge, assign and deliver the Collateral in the manner hereby done or contemplated.

3.2. Additional Documentation.  Debtor will sign and execute alone or with Secured Party any financing statement or other document or procure any document, and pay all connected costs, necessary to create or perfect the security interests, rights and remedies intended to be created by this Agreement.

SECTION 4. EVENTS OF DEFAULT

Debtor shall be in default under this Agreement (herein called an "Event of Default") upon the happening of any of the following events:

(1) The default by Debtor in the punctual performance of any of the obligations, covenants, terms or provisions contained or referred to in the Note or this Agreement, after the passage of any applicable notice and cure period; or

(2) Any warranty, representation, or statement made by Debtor in connection with this Agreement proves to have been false in any material respect when made or furnished.

SECTION 5. VOTING AND DISTRIBUTIONS; SECURED PARTY'S RIGHTS AND REMEDIES

5.1. Prior to an Event of Default.

(a) Unless an Event of Default has occurred and is then continuing, Debtor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Pledged Interest or any part thereof for any purpose.

(b) Unless an Event of Default shall have occurred and is continuing, any and all cash or other distributions (other than liquidating distributions) made on or in respect of the Pledged Interest shall be paid to and may be retained by Debtor.

5.2. Rights in Event of Default.

Upon the occurrence and during the continuance of an Event of Default, subject to any cure period set forth in the Note:

(a) Secured Party may, but is not obligated to, exercise, subject to any regulatory or legal notice requirements, at any time and from time to time, in its name or in the name of Debtor, all or any of Debtor's rights with respect to all or any of the Collateral; provided, however, the exercise by the Secured Party of or failure to so exercise any such authority shall in no manner affect Debtor's liability to the Secured Party hereunder or under the Note or under any other document, agreement or instrument evidencing or securing any of the Secured Indebtedness, and provided further that Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and it shall be without liability for any act or failure to act in connection with any of the Collateral.

(b) Secured Party may declare the Secured Indebtedness immediately due and payable and shall have the rights and remedies of a secured party under California law and under the other applicable laws of each state having jurisdiction over the Collateral or any part thereof including, without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral and the right to take possession of the Collateral.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made.  The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to Debtor at his address designated in this Agreement at least ten (10) days before the time of the sale or disposition.  Expenses of retaking, holding, preparing for sale, selling or the like shall include Secured Party's attorneys' fees and legal expenses, plus interest thereon at the post-default rate set forth in the Note and shall constitute part of the Secured Indebtedness.  Debtor shall remain liable for any deficiency.

(c) In addition to the rights and remedies referred to above, Secured Party may, in its discretion, sell, assign and deliver all or any part of the Collateral at any Broker's Board or at public or private sale without notice or advertisement, and bid and become the purchaser at any public sale or at any Broker's Board.

(d) Any amounts held, realized or received by Secured Party from any sale or other disposition of the Collateral or any part thereof shall be applied by the Secured Party in the following order:

(1) First, to all costs, expenses and liabilities of the Secured Party (including attorneys' fees and expenses) incurred in connection with the exercise of the Secured Party's rights under this Agreement or the protection of its interest in the Collateral;

(2) Second, to the payment, in such order as the Secured Party elects, of the Secured Indebtedness; and

(3) Third, to Debtor or his heirs, legal representatives, successors or assigns, or as a court of competent jurisdiction may direct.

(e) The Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

(f) THE SECURED PARTY MAY ENFORCE ITS RIGHTS UNDER THIS AGREEMENT WITHOUT RESORT TO PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING, AND DEBTOR EXPRESSLY WAIVES, RENOUNCES AND KNOWINGLY RELINQUISHES ANY LEGAL RIGHT WHICH MIGHT OTHERWISE REQUIRE THE SECURED PARTY TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS.  IN SO PROVIDING FOR A NON-JUDICIAL REMEDY, DEBTOR RECOGNIZES AND CONCEDES THAT SUCH A REMEDY IS CONSISTENT WITH THE USAGE OF THE TRADE, IS RESPONSIVE TO COMMERCIAL NECESSITY AND IS THE RESULT OF BARGAINING AT ARMS LENGTH.  NOTHING IN THIS AGREEMENT IS INTENDED TO PREVENT DEBTOR OR THE SECURED PARTY FROM RESORTING TO JUDICIAL PROCESS AT ANY PARTY'S OPTION.

SECTION 6. ADDITIONAL AGREEMENTS

6.1. Parties.  "Debtor," and "Secured Party," as used in this Agreement, includes all successors, assigns, legal representatives, heirs, executors and receivers, of those parties.

6.2. Section Headings.  The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

6.3. Defined Terms.  Terms used in this Agreement which are defined in the California Business and Commerce Code are used with the meanings as therein defined.

6.4. Gender.  The use of any gender in this Agreement shall be applicable to all genders.

6.5. Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and the remaining provisions of this Agreement shall be in full force and effect.

6.6. Applicable Law; Place of Payment.  THE LAW GOVERNING THIS AGREEMENT SHALL BE THAT OF THE STATE OF CALIFORNIA, AND ALL PAYMENTS AND OBLIGATIONS SHALL BE MADE AND PERFORMED IN ORANGE COUNTY, CALIFORNIA, UNLESS OTHERWISE AGREED.

6.7. Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered, or sent by registered or certified mail, to the addresses set forth on the first page of this Agreement.  The date of personal delivery, or the date of mailing, shall be deemed to be the date of notice.  Any party may, by proper written notice hereunder, change the address to which notices to such party shall thereafter be sent.

6.8. Waiver of Rights.  Debtor waives any right to require the Secured Party  to file suit against any other party or take any other action against such other party or such other party's property as a prerequisite to the Secured Party's taking any action or bringing any suit against Debtor under this Agreement.

6.9. Savings Clause.  Notwithstanding any provision to the contrary herein, or in any of the documents, agreements or instruments evidencing the Secured Indebtedness, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable usury laws.  If any such excessive interest is so provided for, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither Debtor nor any of his heirs, legal representatives, successors or assigns, or any other party liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum non-usurious interest rate permitted by applicable law, (iii) any such excess interest that may have been collected shall be, at the option of the holder of such document, agreement or instrument, either applied as a credit against the then unpaid principal amount thereof or refunded to the maker thereof, and (iv) the effective rate of interest shall be automatically reduced to the maximum non-usurious interest rate permitted by applicable law with respect to Debtor.

EXECUTED AND EFFECTIVE as of the date first set forth above.

DEBTOR:

RUBICON FINANCIAL, INCORPORATED,
a Nevada corporation

By:       /s/ Joseph Mangiapane, Jr.
             JOSEPH MANGIAPANE, JR.
Title:    CEO/President

SECURED PARTY:

GORDON and ADELE BINDER,
COMMUNITY PROPERTY

 By:       /s/ Gordon Binder
              GORDON BINDER

By:       /s/ Adele Binder
             ADELE BINDER